GAMING AND LEISURE PROPERTIES, INC.
AMENDED AND RESTATED 2013 LONG TERM INCENTIVE
COMPENSATION PLAN
101656209.4

TABLE OF CONTENTS
Page
ARTICLE II DEFINITIONS AND CONSTRUCTION    1
Section 2.1    Definitions    1
Section 2.2    Construction    6
ARTICLE III STOCK AVAILABLE FOR AWARDS    6
Section 3.1    Common Stock    6
Section 3.2    Number of Shares Deliverable    6
Section 3.3    Reusable Shares    7
Section 3.4    Maximum Award to an Individual    7
ARTICLE IV AWARDS AND AWARD AGREEMENTS    7
Section 4.1    General    7
Section 4.2    Eligibility    8
Section 4.3    Terms and Conditions; Award Agreements    8
ARTICLE V OPTIONS    9
Section 5.1    Award of Options    9
Section 5.2    Option Price    9
Section 5.3    Option Periods    9
Section 5.4    Exercisability    10
Section 5.5    Time and Method of Payment for Options    10
Section 5.6    Delivery of Shares Pursuant to Exercise of Option    10
ARTICLE VI STOCK APPRECIATION RIGHTS    11
Section 6.1    Award of SARs    11
Section 6.2    SAR Periods    11
Section 6.3    Exercisability    11
Section 6.4    Method of Exercise    11
Section 6.5    Payment Amount, Time and Method of Payment with Respect to SARs    12
Section 6.6    Nature of SARs    12
ARTICLE VII RESTRICTED STOCK AWARDS    12
Section 7.1    Grants    12
Section 7.2    Restricted Period    13
Section 7.3    Restrictions and Forfeiture    13
Section 7.4    Issuance of Stock and Stock Certificate(s)    13
Section 7.5    Shareholder Rights    13
    i
101656209.4

Section 7.6    Delivery of Shares    14
ARTICLE VIII PHANTOM STOCK UNIT AWARDS    14
Section 8.1    Grants    14
Section 8.2    Vesting of Phantom Stock Unit Awards    14
Section 8.3    Cash Value of Phantom Stock Unit Payments    14
Section 8.4    Time of Payment    15
Section 8.5    Nature of Phantom Stock Units    15
ARTICLE IX OTHER AWARDS    15
Section 9.1    Grants    15
Section 9.2    Maximum Award to an Individual    15
Section 9.3    Description of Other Awards    16
ARTICLE X TERMINATION OF EMPLOYMENT OR CESSATION OF SERVICE    16
Section 10.1    Stock Options and SARs    16
Section 10.2    Restricted Stock    16
Section 10.3    Phantom Stock and Other Awards    16
Section 10.4    Date of Termination of Employment or Cessation of Board Service    17
Section 10.5    Specified Employee Restriction    17
Section 10.6    Immediate Forfeiture; Acceleration    17
Section 10.7    Terms of Award Agreement    17
ARTICLE XI CERTAIN TERMS APPLICABLE TO ALL AWARDS    17
Section 11.1    Withholding Taxes    18
Section 11.2    Adjustments to Reflect Capital Changes    18
Section 11.3    Failure to Comply with Terms and Conditions    19
Section 11.4    Regulatory Approvals and Listing    19
Section 11.5    Restrictions Upon Resale of Stock    20
ARTICLE XII ADMINISTRATION OF THE PLAN    20
Section 12.1    Committee    20
Section 12.2    Committee Actions    20
Section 12.3    Designation of Beneficiary    20
Section 12.4    No Right to an Award or to Continued Employment    21
Section 12.5    Discretion of the Grantor    21
Section 12.6    Indemnification and Exculpation    21
Section 12.7    Unfunded Plan    22
Section 12.8    Inalienability of Rights and Interests    22
Section 12.9    Awards Not Included for Benefit Purposes    23
Section 12.10    No Issuance of Fractional Shares    23
    ii
101656209.4

Section 12.11    Modification for International Grantees    23
Section 12.12    Leaves of Absence    23
Section 12.13    Communications    23
Section 12.14    Parties in Interest    24
Section 12.15    Severability    24
Section 12.16    Compliance with Laws    24
Section 12.17    No Strict Construction    24
Section 12.18    Modification    24
Section 12.19    Governing Law    25
ARTICLE XIII CHANGE OF CONTROL    25
Section 13.1    Impact of Change of Control    25
Section 13.2    Assumption Upon Change of Control    25
ARTICLE XIV AMENDMENT AND TERMINATION    26
Section 14.1    Amendment; No Repricing    26
Section 14.2    Suspension or Termination    26
ARTICLE XV SECTION 409A    27
ARTICLE XVI EFFECTIVE DATE AND TERM OF THE PLAN    27

    iii
101656209.4

GAMING AND LEISURE PROPERTIES, INC.
AMENDED AND RESTATED 2013 LONG TERM INCENTIVE COMPENSATION PLAN
ARTICLE I
PURPOSE
The Amended and Restated 2013 Long Term Incentive Compensation Plan is intended to advance the interests of Gaming and Leisure Properties, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate Directors, selected key employees (including officers) and consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to participants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such participants increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Section 2.1Definitions
The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:
Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time. References to any Section or Subsection of the Act are to such Section or Subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such Section or Subsection.
Award. A grant of one of the following under the Plan: “Stock Option Award;” “Stock Appreciation Right Award;” “Restricted Stock Award;” “Phantom Stock Unit Award;” and “Other Award;” all as further defined herein.
Award Agreement. The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed (if required to be executed), shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of his or its, as the case may be, powers under the Plan.

101656209.4

Beneficiary. Any individual, estate or trust who or which by designation of a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.
Board. The Board of Directors of the Company, as it may be constituted from time to time.
Cause. Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found to be an Unsuitable Person as defined in the Company’s articles of incorporation, willful and wrongful disclosure of confidential information, engagement in competition with the Company or any Subsidiary; provided that, for Grantees with an employment or similar agreement in effect with the Company or a Subsidiary containing a definition of Cause, Cause shall have the meaning set forth in such agreement.
Chairman. The Chairman of the Board of the Company or his designee(s).
Change of Control.
(a)with respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:
(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or
(ii)consummation of a complete liquidation or dissolution of the Company; or
(iii)consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, immediately following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any

101656209.4

employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporations except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of Directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or
(iv)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
(b)with respect to Awards that are “deferred compensation” under Section 409A of the Code, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.
Code. The Internal Revenue Code of 1986, amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
Committee. The Compensation Committee of the Board.
Common Stock. Common stock of the Company, par value $.01.
Company. Gaming and Leisure Properties, Inc., a Pennsylvania corporation, and its successors and assigns.
Consultant. An individual retained (but not employed) by the Company or a Subsidiary to perform services.
Date of Grant. The date as of which the Grantor grants an Award.
Director. A member of the Board who is not also an employee of the Company or any Subsidiary.
Disability. A physical or mental impairment sufficient to make the Grantee who is an Employee eligible for benefits under the Company’s or Subsidiary’s long-term disability plan in

101656209.4

which the Grantee is a participant. Any Grantee who is a Director shall be treated as having a Disability if a physical or mental impairment would have made the Grantee eligible for benefits under the Company’s long-term disability plan had the Grantee been an Employee.
Effective Date. June 12, 2025, the date on which the shareholders of the Company approved the Plan.
Employee. An employee of the Company or any Subsidiary or “parent corporation” within the meaning of Section 424(e) of the Code.
Fair Market Value. With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A “business day” is any day on which the relevant market is open for trading.
Good Reason. With respect to any Grantee, “Good Reason” shall mean the occurrence of any of the following events that the Company fails to cure within ten (10) days after receiving written notice thereof from the Grantee (which notice must be delivered within thirty (30) days of the Grantee becoming aware of the applicable event or circumstance): (i) assignment to the Grantee of any duties inconsistent in any material respect with the Grantee’s position (including status, titles, and reporting requirements), authority, duties or responsibilities or inconsistent with the Grantee’s legal or fiduciary obligations; (ii) any material reduction in the Grantee’s compensation or substantial reduction in the Grantee’s benefits taken as a whole; (iii) any travel requirements materially greater than the Grantee’s travel requirements prior to the Change of Control; (iv) any office relocation of greater than fifty (50) miles from the Grantee’s then current office; or (v) any breach of any material term of any employment agreement between the Company and the Grantee.
Grantee. An Employee or former Employee of the Company or any Subsidiary, a Director or a Consultant to whom an Award is or has been granted under the Plan.
Grantor. With respect to an Award granted to an Employee or Consultant, the Committee or the Chairman, as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board or Committee is the Grantor.
Holder. The individual who holds an Award, who shall be the Grantee or a Beneficiary.
Incentive Stock Option or ISO. An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.
Non-Qualified Stock Option. An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option to the extent it does not satisfy the requirements of Section 422 of the Code.

101656209.4

Nonreporting Person. A Grantee who is not subject to Section 16 of the Act with respect to the Company.
Option or Stock Option. A right granted pursuant to Article V.
Option Price. The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.
Other Award. Awards granted pursuant to Article IX.
Performance Goals. One or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award; free cash flow, adjusted free cash flow, EBITDA, adjusted EBITDA, sales, revenue, revenue growth, income, operating income, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, funds from operations, adjusted funds from operations, operating profit and margin rate, gross margins, debt leverage (debt to capital), market capitalization, total enterprise value (market capitalization plus debt), total shareholder return and stock price or any other performance criteria established by the Committee. Any Award may be granted subject to the attainment of such Performance Goals as determined by the Grantor.
Phantom Stock Unit. A right granted under Article VIII.
Phantom Stock Unit Award. An Award of Phantom Stock Units under Article VIII.
Plan. Gaming and Leisure Properties, Inc. Amended and Restated 2013 Long Term Incentive Compensation Plan, as set forth herein and as amended from time to time.
Reporting Person. A Grantee who is subject to Section 16 of the Act with respect to the Company.
Restricted Period. The period of time beginning with the Date of Grant of a Restricted Stock Award or Phantom Stock Unit Award and ending when the Restricted Stock or Phantom Stock Unit is forfeited or when all conditions for vesting are satisfied.
Restricted Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award.
Restricted Stock Award. An Award of Restricted Stock under Article VII.
Retirement. A separation from service by the Grantee who is an Employee (i) on or after attainment of age 60 with at least ten (10) Years of Service, or (ii) on or after attainment of age 65. Years of Service shall be determined pursuant to the terms of the Gaming and Leisure Properties, Inc. 401(k) Plan (or its successor).

101656209.4

Rule 16b-3. Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.
SAR Base Amount. An amount set forth in the Award Agreement for a SAR.
Stock Appreciation Right or SAR. A right granted under Article VI.
Stock Appreciation Right Award. An Award of Stock Appreciation Rights under Article VI.
Stock Option Award. An Award of Options under Article V.
Subsidiary. Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.
Ten Percent Shareholder. A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).
Section 2.2Construction
Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.
ARTICLE III
STOCK AVAILABLE FOR AWARDS
Section 3.1Common Stock
Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

101656209.4

Section 3.2Number of Shares Deliverable
Subject to adjustments as provided in Section 11.2, no more than 4,838,607 shares of Common Stock may be issued under the Plan. Any Awards that are not settled in shares of Common Stock shall not count against this limit.
Section 3.3Reusable Shares
Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan. By way of clarification, this section shall not apply to shares tendered as payment of an option exercise, shares withheld to cover taxes or as payment of an Option Price, or shares repurchased using option exercise proceeds. In addition, the total number of Stock Appreciation Rights exercised pursuant to a Stock Appreciation Rights Award shall not be available for issuance under the Plan, regardless of the number of shares of Common Stock actually delivered upon exercise of such Stock Appreciation Right.
Section 3.4Maximum Award to an Individual
No individual shall be granted or receive in any calendar year Awards of more than 1,000,000 shares of Common Stock in the aggregate.
ARTICLE IV
AWARDS AND AWARD AGREEMENTS
Section 4.1General
4.1.1.Subject to the provisions of the Plan, the Committee may at any time and from time to time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons.
4.1.2.The Committee or the Chairman, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate at any time and from time to time those Nonreporting Persons to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons shall be granted; (iii) determine the form or forms of Award to be granted to any Nonreporting Person, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Nonreporting Person; and (v) determine the terms and conditions of each Award to a Nonreporting Person.
4.1.3.Subject to the provisions of the Plan, the Board or Committee may, at any time and from time to time, (i) determine and designate at any time and from time to time those Directors to whom Awards, other than Incentive Stock Options, are to be granted; (ii) determine

101656209.4

the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award to a Director.
4.1.4.Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date; provided that Awards made on or prior to such anniversary may continue in effect in accordance with their terms following such anniversary. Awards may be granted with dividend equivalent rights, on such terms as the Committee may determine; provided that the provisions of Section 7.5 shall govern with respect to dividends on Restricted Stock Awards.
Section 4.2Eligibility
Any Director, Employee or Consultant, including any officer who is an Employee and any director who is an Employee and an individual who has accepted the Company’s or a Subsidiary’s offer of employment or consultancy but who has not commenced performing services for the Company or a Subsidiary, shall be eligible to receive Awards under the Plan.
Section 4.3Terms and Conditions; Award Agreements
4.3.1.Terms and Conditions. Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award at the time of the making of the Award or as may be amended or specified thereafter by the Grantor in the exercise of its or his or her, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time and from time to time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.
4.3.2.Award Agreements. Each Award granted pursuant to the Plan may be evidenced by an Award Agreement and shall comply with, and be subject to, the provisions of the Plan.
ARTICLE V
OPTIONS
Section 5.1Award of Options
5.1.1.Grants. From time to time, the Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Option Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion;

101656209.4

provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Options in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Options to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.
5.1.2.Types of Options
5.1.2.1.Employees. Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.
5.1.2.2.Directors and Consultants. Options granted to Directors or Consultants pursuant to the Plan will be in the form of Non-Qualified Stock Options.
5.1.3.Internal Revenue Code Limits. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).
Section 5.2Option Price
The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.
Section 5.3Option Periods
The Grantor shall, from time to time, determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.
Section 5.4Exercisability
5.4.1.Subject to Article X and XIII, each Option shall be exercisable at any time or times during the term of the Option and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may prescribe in the applicable Award Agreement.
5.4.2.Except as provided in Article X, or as otherwise provided in an Award Agreement, an Option may be exercised only during the Grantee’s employment with the

101656209.4

Company or any of its Subsidiaries or service as a Director or Consultant. No Option may be exercised for a fractional share.
5.4.3.Method of Exercise. A Holder may exercise an Option, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company, together with payment in accordance with Section 5.5.
Section 5.5Time and Method of Payment for Options
5.5.1.Form of Payment. The Holder shall pay the Option Price in cash (including a personal check) or, with the Grantor’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program, including one under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in tum will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the amount of the Option Price plus the amount of any applicable tax withholding requirements, with the remainder of such amounts being payable in cash.
5.5.2.Time of Payment. Except in the case where exercise is conditioned on a simultaneous sale of the Option shares or the payment of a cash balance pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.
5.5.3.Methods for Tendering Shares. The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common Stock to exercise an Option as it or he or she, as the case may be, deems appropriate.
Section 5.6Delivery of Shares Pursuant to Exercise of Option
Subject to Section 5.5.2, no shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price, subject to Section 5.5.2, and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.
ARTICLE VI
STOCK APPRECIATION RIGHTS
Section 6.1Award of SARs
6.1.1.Grants. From time to time the Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Stock Appreciation Rights Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the

101656209.4

case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and SARs in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Stock Appreciation Rights to such Directors as the Board or Committee may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.
6.1.2.SAR Base Amount. The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of share of Common Stock on the Date of Grant.
Section 6.2SAR Periods
The Grantor shall, from time to time, determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.
Section 6.3Exercisability
6.3.1.Subject to Articles X and XIII, each SAR shall be exercisable at any time or times during the term of the SAR and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals, as the Grantor may, from time to time, prescribe in the applicable Award Agreement.
6.3.2.Except as provided in Article X, or as otherwise provided in an Award Agreement, a SAR may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant.
Section 6.4Method of Exercise
A Holder may exercise a SAR, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.
Section 6.5Payment Amount, Time and Method of Payment with Respect to SARs
6.5.1.A SAR entitles the Holder thereof, upon the Holder’s exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.
6.5.2.Any payment which may become due from the Company by reason of a Grantee’s exercise of SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as determined by the Grantor and as provided in the Award Agreement.
6.5.3.In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.
6.5.4.Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

101656209.4

Section 6.6Nature of SARs
SARs shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock as provided in the Plan and the applicable Award Agreement.
ARTICLE VII
RESTRICTED STOCK AWARDS
Section 7.1Grants
From time to time, the Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant in such number as the Committee or the Chairman may determine Restricted Stock Awards to such Nonreporting Persons as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees as a group. From time to time, the Board or Committee may grant Restricted Stock Awards to such Directors as the Board or Committee may select in its sole discretion. A Restricted Stock Award is a grant of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.
Section 7.2Restricted Period
The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director or Consultant, as the case may be, for a period of time specified in the Award Agreement or the attainment of one or more Performance Goals within a time period specified in the Award Agreement. A Restricted Stock Award may, if the Grantor in its sole discretion decides, provide for an unconditioned grant.
Section 7.3Restrictions and Forfeiture
Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the

101656209.4

forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by or payment to the Holder.
Section 7.4Issuance of Stock and Stock Certificate(s)
7.4.1.Issuance. As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.3) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.
7.4.2.Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
Section 7.5Shareholder Rights
Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares and the right to receive dividends, subject to the restrictions and forfeitures set forth herein and as the Grantor may determine. Unless otherwise determined by the Committee, any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any shares of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock shares. Notwithstanding anything herein to the contrary, any cash dividends payable on performance-based awards of any kind shall be deferred and payable (in cash or in shares as set forth in any applicable Award Agreement) at the time of (and in the same proportion to) the vesting of the underlying award.
Section 7.6Delivery of Shares
Upon the expiration (without a forfeiture) or earlier termination of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan prior to delivery.
ARTICLE VIII
PHANTOM STOCK UNIT AWARDS
Section 8.1Grants

101656209.4

From time to time, the Committee may grant Phantom Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Phantom Stock Unit Awards in such number as the Committee or the Chairman may determine to such Nonreporting Persons as the Committee or the Chairman may select in its or his or her, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and Phantom Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Phantom Stock Unit Awards to such Directors as the Board or Committee may select in its sole discretion. A Phantom Stock Unit represents the right to receive, without payment to the Company, shares of Common Stock, an amount of cash equal to the value of a share of Common Stock on a future date or any combination thereof, as determined by the Grantor.
Section 8.2Vesting of Phantom Stock Unit Awards
Phantom Stock Units shall become vested as determined by the Grantor, from time to time, and as set forth in the applicable Award Agreement, unless otherwise described in the Plan.
Section 8.3Cash Value of Phantom Stock Unit Payments
The amount payable with respect to each vested Phantom Stock Unit payable in cash shall be an amount determined by multiplying the number of Phantom Stock Units by the Fair Market Value of one share of Common Stock as of the vesting date.
Section 8.4Time of Payment
Amounts payable in connection with a Phantom Stock Unit shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.
Section 8.5Nature of Phantom Stock Units
Phantom Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. Phantom Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Phantom Stock Units shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash or shares of Common Stock as provided in the Plan. The Grantor may determine in the applicable Award Agreement whether and to what extent the recipient of Phantom Stock Units has the rights of a stockholder of the Company including, but not limited to, whether the Grantee receiving the Phantom Stock Units has the right to vote the shares or to receive dividend equivalents upon the expiration of the applicable restriction period. Notwithstanding anything herein to the contrary, any dividend equivalents payable on performance-based awards of any

101656209.4

kind shall be deferred and payable (in cash or in shares as set forth in any applicable Award Agreement) at the time of (and in the same proportion to) the vesting of the underlying award.
ARTICLE IX
OTHER AWARDS
Section 9.1Grants
From time to time, the Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. From time to time, the Committee or the Chairman may grant Other Awards to such Nonreporting Persons as the Committee or the Chairman may select in its or his, as the case may be, sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. From time to time, the Board or Committee may grant Other Awards to such Directors as the Board or Committee may select in its sole discretion.
Section 9.2Maximum Award to an Individual
9.2.1.Awards Denominated or Payable with Reference to Common Stock. No individual shall be granted or receive in any calendar year Other Awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) representing more than 1,000,000 shares of Common Stock when taken together with Awards granted to such individual.
9.2.2.Awards Denominated or Payable with Reference to Cash. No individual shall be granted or receive in any calendar year Other Awards denominated by or payable in cash representing more than $6,000,000.
Section 9.3Description of Other Awards
An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan, including but not limited to being subject to Performance Goals. Such Awards may provide for the payment of shares of Common Stock or conversion of partnership units into shares of Common Stock, or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.
ARTICLE X
TERMINATION OF EMPLOYMENT OR CESSATION OF SERVICE
Section 10.1Stock Options and SARs
Except as otherwise provided in Article XIII, if a Grantee who was an Employee, Director or Consultant, as the case may be, when the Grantee received the Options or SARs ceases to be an Employee, Director or Consultant of the Company and all Subsidiaries for any

101656209.4

reason, then, except as otherwise provided in an Award Agreement, the Grantee’s Options and SARs that are exercisable as of the termination or cessation date shall be cancelled and forfeited at the end of the 120 day period after such date (or the last day of the maximum term of such award, if earlier) and all Options and SARs that are not exercisable as of the termination or cessation date shall be forfeited and cancelled as of such date except in cases of where such termination of employment or cessation of service is a result of (i) the Grantee’s death or Disability, in which case the Grantee’s Options or SARs that are not then exercisable shall thereupon become exercisable and all Options and SARs shall remain exercisable for the balance of their respective terms, (ii) resignation (other than for Retirement) by the Employee or Director, in which case the Grantee’s Options or SARs that are exercisable as of such termination or cessation date shall be cancelled and forfeited at the end of the 30th day after such date and (iii) termination for Cause by the Company, a Subsidiary, or the Board, in which case all of the Grantee’s Options and SARs, whether or not then exercisable, shall be cancelled and forfeited as of such termination date.
Section 10.2Restricted Stock
If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Restricted Stock ceases to (i) be employed by the Company and all Subsidiaries or (ii) serve as a Director, then, subject to the terms of the applicable Award Agreement, all of the Grantee’s Restricted Stock that remain subject to restriction or vesting at such time shall be cancelled and forfeited except in cases of such Grantee’s (a) death, (b) Disability, (c) resignation by the Grantee for Good Reason, or (d) resignation by a Grantee who is an employee for Retirement, in which case any remaining restriction or vesting shall thereupon lapse.
Section 10.3Phantom Stock and Other Awards
If a Grantee who was an Employee or Director, as the case may be, when the Grantee received the Phantom Stock Units or Other Awards ceases to (i) be employed by the Company and all Subsidiaries or (ii) serve as a Director, then all of the Grantee’s Phantom Stock Units or Other Awards that remain subject to vesting at such time shall be cancelled and forfeited except in cases of such Grantee’s death or Disability, in which case any remaining vesting shall thereupon lapse.
Section 10.4Date of Termination of Employment or Cessation of Board Service
Termination of employment or cessation of Board service of a Grantee for any of the reasons enumerated in this Article X shall, for purposes of the Plan, be deemed to have occurred as of the date which is recorded in the ordinary course in the Company’s or a Subsidiary’s books and records in accordance with the then-prevailing procedures and practices of the Company or the Subsidiary or, with respect to Awards that are “deferred compensation” under Section 409A of the Code, when a Grantee has a “separation from service” as defined in the regulations promulgated under Section 409A of the Code.
Section 10.5Specified Employee Restriction

101656209.4

Notwithstanding anything in this Plan to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to such Award upon the Holder’s termination of employment or service shall, to the extent necessary to comply with Section 409A of the Code, be delayed until the first day of the seventh month following his “separation from service” as defined under Section 409A of the Code, if the Holder is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A of the Code maintained by the Company and its Subsidiaries).
Section 10.6Immediate Forfeiture; Acceleration
Except as otherwise provided in this Article X or in an Award Agreement or as otherwise determined by the Grantor, once a Grantee’s employment terminates or Board service ceases, as the case may be, any Award that is not then exercisable or vested or as to which any restrictions have not lapsed shall be cancelled and forfeited to the Company; provided, however, that the Grantor may, subject to the provisions of Sections 5.3 and 6.2, extend the periods during which Awards may be exercised or provide for acceleration or continuation of the exercise or vesting date or the lapse of restrictions of such Awards to such extent and under such terms and conditions as such Grantor deems appropriate.
Section 10.7Terms of Award Agreement
The terms of any Award Agreement may address any of the issues provided for in this Article. In the event of a discrepancy between such terms and the terms of this Article, the terms of the Award Agreement shall apply.
ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS
Section 11.1Withholding Taxes
The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes.
Section 11.2Adjustments to Reflect Capital Changes
11.2.1.Recapitalization, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event

101656209.4

constitutes an equity restructuring transaction or affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:
11.2.1.1.the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the Plan;
11.2.1.2.the number and type of shares of Common Stock or other securities subject to outstanding Awards;
11.2.1.3.the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
11.2.1.4.other value determinations applicable to outstanding Awards.
11.2.2.Sale or Reorganization. After any reorganization, merger, or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or SAR or vesting of such other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of Common Stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Notwithstanding the foregoing, in the event of a Change of Control, the Grantor may (a) cancel without consideration any outstanding Awards with an exercise price that is more than the Fair Market Value of Common Stock as of the Change of Control, and (b) in lieu of the substituted shares referenced herein, Grantor may elect to pay Grantee a cash payment equal to the difference between the exercise price for the Award and the Fair Market Value of the Company’s Common Stock as of the Change of Control.
11.2.3.Options to Purchase Stock of Acquired Companies. After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
Section 11.3Failure to Comply with Terms and Conditions
Notwithstanding any other provision of the Plan, any outstanding Awards, including, without limit, any rights of payment or delivery or any other rights of a Holder with respect to any Award shall, unless otherwise determined by the Grantor, be immediately forfeited and cancelled if the Holder:

101656209.4

(i)breaches any term, restriction and/or condition of the Plan, any Award Agreement or any employment, separation or other agreement between the Holder and the Company or its Subsidiaries; or
(ii)while serving as a Director or an Employee, is employed by or serves as a Director of a competitor of the Company or its Subsidiaries, or shall be engaged in any activity in competition with the Company or its Subsidiaries; or
(iii)within one (1) year of the Grantee’s termination of employment or cessation of Board service with the Company and its Subsidiaries, solicits or assists in soliciting, directly or in any manner, any person employed by the Company or a Subsidiary to leave such employment or recruit, make an offer of employment to, or hire any such person; or
(iv)divulges at any time any confidential information belonging to the Company or any Subsidiary; provided that nothing in this Section is intended to prohibit Grantee (with or without prior notice to the Company) from reporting to or participating in good faith in an investigation with a government agency or authority about a possible violation of law, or from making other disclosures protected by applicable whistleblower statutes.
The determination of the Grantor as to the occurrence of any of the events specified in this Section 11.3 shall be conclusive and binding upon all persons for all purposes.
Section 11.4Regulatory Approvals and Listing
The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable.
Section 11.5Restrictions Upon Resale of Stock
If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan is not registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his own account and not with a view to the distribution thereof.
ARTICLE XII
ADMINISTRATION OF THE PLAN
Section 12.1Committee
The Plan shall be administered by or under the direction of the Committee.

101656209.4

Section 12.2Committee Actions
Except for matters required by the terms of the Plan to be decided by the Board or the Chairman, the Committee shall have full power and authority to interpret and construe the Plan and Awards made under the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.
Section 12.3Designation of Beneficiary
Each Holder may file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Holder may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder’s death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Holder’s death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.
Section 12.4No Right to an Award or to Continued Employment
No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the Chairman pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company’s or a Subsidiary’s right to make employment decisions with respect to any Grantee.
Section 12.5Discretion of the Grantor
Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor’s determinations under the Plan, including, without limitation the determination of any person to receive awards and the amount of such awards, need not be uniform.

101656209.4

Section 12.6Indemnification and Exculpation
12.6.1.Indemnification. Each person who is or shall have been a member of the Board or the Committee and each Director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an “Indemnified Person”), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company’s written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company’s charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.
12.6.2.Exculpation. No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.
Section 12.7Unfunded Plan
The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected Employees, Directors and Consultants. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan. All such stock shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.
Section 12.8Inalienability of Rights and Interests
The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder, provided that transfers

101656209.4

pursuant to a qualified domestic relations order or by will or by the laws of descent and distribution shall be allowable. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Committee or its delegate (and subject to such conditions as the Committee or its delegate may impose), may elect to transfer some or all of an Award for charitable, estate planning or tax planning purposes; provided, however, that the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the “Transferee”) must comply with all other provisions of the Award.
No transferred Award shall be exercisable or vest following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his relationship to the Holder.
Section 12.9Awards Not Included for Benefit Purposes
Except as specifically provided in any pension, group insurance or other benefit plan applicable to the Grantee, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any such plan applicable to the Grantee which are maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee or required by applicable law.
Section 12.10No Issuance of Fractional Shares
The Company shall not be required to deliver any fractional share of Common Stock resulting from Awards under the Plan but, as determined by the Committee, may (but shall not be required to) pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.
Section 12.11Modification for International Grantees
Notwithstanding any provisions to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantees in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.
Section 12.12Leaves of Absence

101656209.4

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and, (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to Awards that are “deferred compensation” under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan and for purposes of the Award when the recipient has a “separation from service” as defined in the regulations promulgated under Section 409A of the Code.
Section 12.13Communications
12.13.1.Communications by the Grantor. All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, or when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his address last appearing on the records of the Company.
12.13.2.Communications by the Directors, Employees, and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company’s principal office to the attention of the Company’s Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.
Section 12.14Parties in Interest
The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.
Section 12.15Severability
Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

101656209.4

Section 12.16Compliance with Laws
The Plan and Awards made under the Plan shall be administered in compliance with all applicable Federal and state laws, rules and regulations and any applicable regulations and rules of a government or regulatory agency or stock exchange. It is intended that Awards made under the Plan be made in a manner which permits the exemption of the grant of such Awards from the provisions of Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan, to make any modifications to Award Agreements to comply with Rule 16b-3 and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
Section 12.17No Strict Construction
No rule of strict construction shall be implied against the Company, the Committee, the Chairman or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.
Section 12.18Modification
The document contains all of the provisions of the Plan and, except as set forth in Section 14.1, no provisions may be waived, modified or otherwise altered except in a writing adopted by the Board.
Section 12.19Governing Law
All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles. Notwithstanding anything in the Plan to the contrary, no person will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, Common Stock under an Award if such acquisition would be prohibited by the restrictions on ownership and transfer of Common Stock contained in the Company’s charter or would impair the Company’s status as a real estate investment trust for United States federal income tax purposes.
ARTICLE XIII
CHANGE OF CONTROL
Section 13.1Impact of Change of Control
Subject to Section 11.2.2, in the event of a Change of Control, upon a Grantee’s termination of employment by the Grantee’s employer without Cause, or by the Grantee for Good Reason, within one (1) year following the Change of Control (or on the date of the Change of Control), then (a) Options (with an exercise price that is less than the Fair Market Value of the Company’s Common Stock at the time of the Change in Control) and SARs shall vest and

101656209.4

become fully exercisable, (b) restrictions on Restricted Stock Awards and Phantom Stock Unit Awards shall lapse and such Awards shall become fully vested, (c) any Awards with vesting or other provisions tied to achievement of performance goals shall be considered to be vested (and, as applicable, shall be earned and paid) at their target levels or, if greater, the actual level of achievement as of the date of the Change of Control, annualized by the entire performance period, if appropriate, (d) any Awards payable in cash shall be paid within thirty (30) days after such termination of employment to all Grantees who have been granted such an Award, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.
Section 13.2Assumption Upon Change of Control
Notwithstanding the foregoing, if in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award, or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 13.1 as of the date of the Change of Control, to the same extent as if the holder’s employment (or Board service) had been terminated by the Company without Cause as of the date of the Change of Control. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if, following the Change of Control, the award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of any Award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change of Control. The determination of such substantial equality of value or consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of the Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.
ARTICLE XIV
AMENDMENT AND TERMINATION
Section 14.1Amendment; No Repricing
The Board with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner

101656209.4

that it or he or she, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law (including the Code) or stock exchange requirements. No modification, alteration or amendment of the Plan or any Award Agreement may, without the consent of the Grantee (or the Grantee’s Beneficiaries in case of the Grantee’s death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARs previously awarded to any Grantee, whether through amendment, cancellation or replacement grant, or any other means, without the requisite prior affirmative approval of the shareholders of the Company.
Section 14.2Suspension or Termination
The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any right or obligation with respect to any Award theretofore made except as herein otherwise provided.
ARTICLE XV
SECTION 409A
It is the intention of the Company that no Award shall constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code, unless and to the extent that the Grantor specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that are subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and in any event shall comply in all respects with Section 409A of the Code and the terms and conditions of all Awards shall be interpreted accordingly.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN
The Plan became effective on the Effective Date. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

101656209.4